UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2025

STERLING INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0777

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	STRL	The NASDAQ Stock Market LLC
(Title of Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2025, the Board of Directors (the “Board”) of Sterling Construction Company, Inc. (the “Company”) increased the size of the Board and appointed B. Andrew Rose and David Schulz as directors effective July 10, 2025. Mr. Rose and Mr. Schulz will serve until the Company's 2026 annual meeting of shareholders or until his successor is elected and qualified.
Further, the Board has appointed Mr. Rose as a member of each of the Compensation and Talent Development Committee, and the Corporate Governance and Nominating Committee of the Board, and Mr. Schulz as a member of each of the Compensation and Talent Development Committee, and the Audit Committee of the Board. The Board determined that each of Mr. Rose and Mr. Schulz has no material relationship with the Company and is “independent” in accordance with the applicable NASDAQ listing standards and SEC rules. In addition, the Board determined that each of Mr. Rose and Mr. Schulz satisfies the additional director qualifications for members of the Compensation and Talent Development Committee, and Audit Committee, as applicable, set forth in the applicable NASDAQ listing standards and SEC rules, and that Mr. Schulz qualifies as an “audit committee financial expert” as such term is defined by the rules of the SEC.
The appointment of Mr. Rose and Mr. Schulz was not pursuant to any arrangement or understanding between Mr. Rose and Mr. Schulz and any third party. As of the date of this report, neither Mr. Rose, or any of his immediate family members, nor Mr. Schulz, or any of his immediate family members, are a party, either directly or indirectly, to any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K.
The Company’s board is now comprised of eight directors, including seven independent directors.
Mr. Rose and Mr. Schulz will be compensated consistent with the standard compensation program for non-employee directors, which includes a combination of cash and equity-based incentive compensation, which is described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 25, 2025, under the heading “Director Compensation.” In connection with their appointments to the Board, each of Mr. Rose and Mr. Schulz will receive a pro-rated award of shares of restricted stock valued at $111,698, with the number of shares determined based on the Company’s closing price on July 10, 2025.
A copy of the Company’s press release issued on July 10, 2025, regarding Mr. Rose and Mr. Schulz appointments, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
99.1	Press release, dated July 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING INFRASTRUCTURE, INC.

Date:	July 10, 2025	By:	/s/ Mark D. Wolf
Mark D. Wolf
General Counsel and Corporate Secretary